CERTIFICATE OF FORMATION OF PCI-BT INVESTING, L.L.C.

            This Certificate of Formation of PCI-BT Investing, L.L.C. (the "LLC") dated as of January 12, 1998, is being duly executed and filed by PCI Air Management Corporation, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq.

FIRST:             The name of the LLC formed hereby is:

                              PCI-BT Investing, L.L.C.

SECOND:             The address of the registered office of the LLC in the State of Delaware is:

                              1013 Centre Road
                              New Castle County
                              Wilmington, Delaware 19805

THIRD:             The name and address of the registered agent for service of process on the LLC in the State of Delaware are:

                              Corporation Service Company
                              1013 Centre Road
                              New Castle County
                              Wilmington, Delaware 19805

            IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation to be executed as of the date first above written.

PCI AIR MANAGEMENT CORPORATION An Authorized person By: /s/ John D. McCallum Name: John D. McCallum Title: President